Exhibit 99.1

COMBIMATRIX APPOINTS ROBERT E. HOFFMAN TO BOARD OF DIRECTORS

Veteran Healthcare, Finance Executive is CFO of Arena Pharmaceuticals, Inc.

IRVINE, California, July 17, 2013 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for developmental disorders and cancer diagnostics, today announced that veteran healthcare and finance executive Robert E. Hoffman has been appointed to the Board of Directors, effective immediately. Hoffman, 47, fills a current vacancy on the Board, which with his appointment is now made up of seven directors.

Hoffman has broad financial experience in the biopharmaceuticals sector. He is Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc. (NASDAQ: ARNA), a San Diego-based biopharmaceutical company focused on discovering, developing and commercializing novel drugs that target G protein-coupled receptors, or GPCRs, to address unmet medical needs. BELVIQ® (lorcaserin HCl), Arena’s internally discovered drug, is approved in the United States, and is under review for regulatory approval in additional territories.

Since joining Arena in 1997, Hoffman has served in various finance and accounting roles that have involved Arena’s IPO, follow-on financings and transition to a commercial-stage company. In addition, he has served as CFO of Polaris Group, a privately held drug development company. Hoffman is a member of the business and financial advisory board of La Jolla, CA-based Innovus Pharmaceuticals, a publicly-traded emerging pharmaceuticals company.

“We are pleased to welcome Robert to our Board at this very important time for CombiMatrix,” said R. Judd Jessup, Chairman of the CombiMatrix Board of Directors. “We see the prenatal molecular diagnostic market is growing rapidly, in particular chromosomal microarray analysis, in which we specialize. Robert’s financial expertise will be especially useful as we seek to expand into major markets throughout the U.S. and continue to establish strategic corporate partnerships with regional pathology groups. We look forward to working closely with Robert during these important stages of our expected growth.”

Hoffman serves on the Financial Accounting Standards Board’s Small Business Advisory Committee and the steering committee of the Association of Bioscience Financial Officers. He is also a member and former director and president of the San Diego Chapter of Financial Executives International. Hoffman has a bachelor’s degree in business administration from St. Bonaventure University and is licensed as a C.P.A. (inactive) in the state of California.

About CombiMatrix Corporation

CombiMatrix Corporation provides valuable molecular diagnostic solutions and comprehensive clinical support for the highest quality of care — specializing in miscarriage analysis, prenatal and pediatric healthcare. CombiMatrix offers comprehensive testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  The Company performs genetic testing utilizing microarray, FISH, PCR and G-Band chromosome analyses. Additional information about CombiMatrix is available at www.combimatrix.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “see,” “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “objective,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding our growth, the growth of our markets, our expansion into major markets and our strategic corporate partnerships.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  market acceptance of our services; the rate of our growth and the growth of our markets; our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, allow access to samples earlier in the testing continuum, steadily increase the size of our customer rosters in both developmental medicine and oncology; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
Mark McDonough	John Baldissera
President & CEO, CombiMatrix Corporation	BPC Financial Marketing
Tel (949) 753-0624	Tel (800) 368-1217

Media Contact:
Len Hall
VP, Media Relations
Allen & Caron
Tel (949) 474-4300
len@allencaron.com